SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 WATERCHEF, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                                                86-0515678
(State of other jurisdiction                                   (IRS Employer
of Incorporation or Organization                          Identification number)

                1007 Glen Cove Avenue, Glen Head, New York 11545
          (Address of Principal Executive Offices, including zip code)

                            STOCK GRANTS PURSUANT TO
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                           (Full Title of the Plan(s))

                           David A. Conway, President

                     (Name and Address of Agent for Service)

                                 WATERCHEF, INC.
                              1007 Glen Cove Avenue
                               Glen Head, NY 11545
                                 (516) 656-0059

             (Telephone, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
================================================================================
Title Of        Amount       Proposed          Proposed          Amount of
To Be           To Be        Maximum           Maximum           Registration
Registered      Registered   Offering Price    Aggregate         Fee
                             Per Share (1)     Offering Price
--------------------------------------------------------------------------------

Common          1,250,000    $ 0.10            $125,000          $ 33.00
Stock $0.001
Par Value


--------------------------------------------------------------------------------
                                               TOTAL

================================================================================


Note (1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 75(c) under the Securities Act of 1933, as amended on the basis of the Registrant's common stock bid price at the time that compensatory to consultants were paid with the registrant's common stock in lieu of cash payment.

                                     PART 1

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The document containing the terms of sales consulting services has been approved by the Registrant's officer and the Board of Directors and is defined in the Registrant's Board of Directors Resolution. (See Exhibits). In accordance with the rules and Regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either in part of this Registration Statement or as Prospectuses or Supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

Item 3.           Information Of Documents By Reference

         The documents listed in (a) through (b) below had been filed by Registrant with the Commission and are incorporated herein by reference.

         (a) The registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001.
         (b)      The Registrant's 10-QSB for the quarter ended March 31, 2002.
         (c)      All  (if any)  reports  filed  by  the registrant pursuant to
                  Section 13 (a) and 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 of the Securities Exchange Act of 1934, the "Exchange Act") prior to the filing of a post-effective amendment which will indicate that all securities hereby have been sold, or which de-registers securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not Applicable.

Item 5.           Interests of Names, Experts and Counsel.

                  Not Applicable

Item 6.           Indemnification Of Officers and Directors.


         As permitted by the Delaware General Corporation Law ("DGCL"), a corporation shall, to the fullest extent permitted by the DGCL, indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the corporation) is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         Article Eighth of the Registrant's Restated Certificate of Incorporation amended October 24, 1991 provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by DGCL.

Item 7.           Exemption From Registration Claimed.

                  Not Applicable

Item 8.           Exhibits.

ITEM NO.        DESCRIPTION.

     4.1        Copy of Resolution of the Board of Directors dated  May 24, 2002

    23.1 Consent of Grassi & Co., CPAs, P.C. (formerly Feldman Sherb & Co., P.C.) to utilize independent auditor's report dated April 12, 2002.

Item 9.         Undertakings.

         (1) The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sale are made, a post-effective amendment of this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrants annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and therefore may be unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Village of Glen Head, State of New York on this day of June 3, 2002

                                                     WaterChef, Inc.


                                                     /s/ David A. Conway
                                                     --------------------
                                                     David A. Conway,
                                                     President and
                                                     Principal Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.


NAME
                                  TITLE                         DATE

/s/ David A. Conway               President and Chairman        June 3, 2002
------------------------          of the Board of Directors

David A. Conway


/s/ Martin Clare                  Director                      June 3, 2002
------------------------
    Martin Clare



/s/ Marshall Sterman              Director                      June 3, 2002
------------------------
    Marshall S. Sterman

                                  EXHIBIT INDEX





EXHIBIT        DESCRIPTION

4.1.           Copy of Resolution of the Board of Directors dated  May 24, 2002

23.1 Consent of Grassi & Co., CPAs, P.C. (formerly Feldman Sherb & Co., P.C.) to utilize independent auditor's report dated April 12, 2002.